                                                                     EXHIBIT 1.1

                         PEERLESS SYSTEMS CORPORATION

                              3,750,000 SHARES/1/



                                 COMMON STOCK


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                              _________ __, 1996


HAMBRECHT & QUIST LLC
PRUDENTIAL SECURITIES INCORPORATED
WESSELS, ARNOLD & HENDERSON, L.L.C.
 As Representatives of the Several
 Underwriters Named on Schedule I hereto
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA  94104

Ladies and Gentlemen:

     Peerless Systems Corporation, a Delaware corporation (together with its California predecessor herein called the Company), proposes to issue and sell 2,500,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the Common Stock) (the "Company Stock"), and certain stockholders and warrant holders of the Company named in Schedule II hereto propose to sell 1,073,125 shares of Common Stock (the "Outstanding Stock" and, together with the Company Stock, the "Principal Stock") and warrants (the "Warrants") to purchase on a net exercise basis 176,875 shares of Common Stock (the "Warrant Stock") (said Principal Stock and Warrant Stock being herein called the Underwritten Stock). The Company and certain stockholders of the Company named in Schedule II hereto (said stockholders, together with the stockholders and warrant holders named in Schedule II selling the Outstanding Stock and Warrants, herein collectively called the Selling Securityholders) propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 562,500 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and each of the Selling Securityholders each for itself severally and not jointly hereby confirm the agreements made with respect to the purchase of the Stock and the Warrants by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter

- -------------------
/1/ Plus an option to purchase from the Company and certain of the Selling Securityholders of up to 562,500 additional shares to cover over-allotments.

purchasing Stock and Warrants pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-09357), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2.   REPRESENTATIONS AND WARRANTIES

          (a)  The Company hereby represents and warrants as follows:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company). The execution and delivery of the Agreement and Plan of Merger, to be dated as of _______, 1996 (herein

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

     called the Merger Agreement) between Peerless Systems Corporation, a California corporation (herein called the California Corporation), and the Company, which will effect the reincorporation of the California Corporation under the laws of the State of Delaware on the Closing Date (as defined in Section 5(a)), was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company. Each of the California Corporation and the Company has all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constitute a valid and binding obligation of each of the California Corporation and the Company, enforceable in accordance with its terms. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

               (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

               (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

               (iv) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair in all material respects. The Company's outstanding capital stock and the Warrants have been validly authorized, are fully paid and nonassessable, were issued in compliance with the registration and qualification provisions of applicable federal and state securities laws and were issued free of any preemptive right, right of first refusal or similar right. The Stock and the Warrants are duly and validly authorized, are (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein and in the case of the Warrant Stock, will be, when issued upon the net exercise of the Warrants by the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conform to the descriptions thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock and the Warrants to be sold by the Selling Securityholders, the issuance of the Warrant Stock upon the net exercise of the Warrants by the Underwriters as contemplated herein or the issuance and sale of the Stock by the Company as contemplated herein. No preemptive right, or right of first refusal in favor of stockholders, exists with respect to the Stock, or the Warrants, pursuant to the Certificate of Incorporation or Bylaws of the Company, and there is no contractual preemptive right, right of first refusal, right of co-sale or similar right which exists and has not been waived with respect to the Stock or Warrants being sold by the Selling Securityholders or the issue and sale of the Stock by the Company.

               (v) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and, to the Company's knowledge after inquiry, no proceeding for that purpose has been instituted or is contemplated by the Commission.

               (vi) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by federal or state securities laws and except as enforcement (A) may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally, (B) is subject to general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law or (C) is subject to the effect of public policy.

               (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the issue and sale by the Company of the shares of Stock to be sold by the Company as provided herein will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any material agreement or instrument to which the Company is a party or any applicable law or regulation, or any judgment, order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality.

               (viii) All holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

               (ix) The Company has (A) notified each holder of a currently outstanding option issued under the Company's 1992 Stock Option Plan (herein called the

     1992 Option Plan) and 1996 Equity Incentive Plan (herein called the 1996 Equity Plan) and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the 1992 Option Plan or 1996 Equity Plan that, pursuant to the terms of the 1992 Option Plan and 1996 Equity Plan, none of such options or shares may be sold or otherwise disposed of for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters; and (B) imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing "lock-up" provisions. Each of the foregoing "lock-up" provisions shall be in full force and effect on the Closing Date.

               (x) No consent, approval, authorization or order of any court or governmental agency is required for the consummation of the transactions contemplated herein, except such as have been (or will before the Closing Date have been) obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

               (xi) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company that could have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; and all tax liabilities are adequately provided for on the books of the Company.

               (xii) To the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal value added resellers, subcontractors, original equipment manufacturers, authorized dealers or international distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

               (xiii) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise expressly stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as otherwise expressly specified in the Registration Statement, such financial statements are in accordance with the books and records of the Company in all material respects. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or Prospectus.

               (xiv) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (A) those, if any, reflected in the financial statements (or elsewhere in the Prospectus), or (B) those which are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

               (xv) Neither the Company nor, to the Company's knowledge, any other party is in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and is the legal, valid and binding obligation of the Company and, to the Company's knowledge, the other parties thereto and is enforceable against the Company, except as enforcement (i) may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally, (ii) is subject to general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law or (iii) is subject to the effect of public policy and, to the Company's knowledge, against the other parties thereto in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

               (xvi) To the Company's knowledge, except as otherwise expressly specified in the Registration Statement, the Company is not infringing or otherwise violating any patent, copyright, trade secret, trademark, service mark, trade name, technology, know-how or other proprietary information or material of others. Except as otherwise expressly specified in the Registration Statement, the Company has not received any notice of infringement or conflict with (and the Company knows of no conflict or infringement with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how, which could have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

               (xvii) Except as otherwise expressly specified in the Registration Statement, the Company owns or possesses sufficient licenses or other rights to use all patents, copyrights, trade secrets, trademarks, service marks, trade names, technology, know-how or other proprietary information or materials necessary to conduct the business now being conducted or proposed to be conducted by the Company as described in the Prospectus.

               (xviii) The Company (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (herein called Environmental Laws), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

               (xix) There is no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, nor is there any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed.

               (xx) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file such would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

               (xxi) The Common Stock has been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

               (xxii) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Securities Act.

               (xxiii) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

               (xxiv) The Company has not at any time during the last five (5) years in any jurisdiction (A) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties other than payments required or permitted by the laws of the United States.

               (xxv) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them required to be disclosed in the Registration Statement and Prospectus, except as disclosed in the Registration Statement and the Prospectus.

               (xxvi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

               (xxvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to its assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences.

               (xxviii) The Company is not now, and upon the Closing Date, and after application of the net proceeds from the offering as described in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (b) Each of the Selling Securityholders, severally and not jointly, hereby represents and warrants as follows:

                    (i) Such Selling Securityholder has good and marketable title to all the shares of Stock and Warrants to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder other than Lauren L. Shaw, Barbara B. Renshaw, Lauren L. Shaw and Barbara B. Renshaw, Renshaw/Shaw Charitable Remainder Trust, Lauren L. Shaw 1996 Trust and Barbara B. Renshaw 1996 Trust (the "Shaw/Renshaw Group"), to the rights of Norwest Bank Minnesota, N.A., as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock and Warrants hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                    (ii) With the exception of the Shaw/Renshaw Group, certificates in negotiable form for the shares of the Stock and Warrants to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock and Warrants represented by the certificates so held in custody for such Selling Securityholder are, as therein provided, subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of Stock and Warrants hereunder, certificates for such shares of Stock and Warrants shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                   (iii) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that: (x) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (y) on the Effective Date the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (iv) All information furnished in writing by or on behalf of such Selling Securityholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                   (v) Such Selling Securityholder has no reason to believe that any representation or warranty of the Company set forth in Section 2(a) above is untrue or inaccurate in any material respect.

                   (vi) The sale of the Stock and Warrants by such Selling Securityholder pursuant hereto is not prompted by any material adverse information concerning the Company which is not set forth in the Registration Statement and Prospectus.

                   (vii) The execution and delivery by such Selling Securityholder of, and the performance by such Selling Securityholder of its obligations under, this Agreement, the Custody Agreement signed by or on behalf of such Selling Securityholder and the Custodian (with the exception of the Shaw/Renshaw Group), relating to the deposit of the Stock and the Warrants to be sold by such Selling Securityholder (herein called the Custody Agreement) and the power of attorney appointing certain individuals as such Selling Securityholder's attorneys-in-fact to the extent set forth therein (with the exception of the Shaw/Renshaw Group), relating to the transactions contemplated hereby and by the Registration Statement (herein called the Power of Attorney) will not contravene any provision of applicable law binding upon such Selling Securityholder, or the certificate or articles of incorporation or by-laws of such Selling Securityholder (if such Selling Securityholder is a corporation), or any agreement or other instrument binding upon such Selling Securityholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Securityholder, and no consent, approval, authorization or order of or qualification with any court or governmental body or agency is required for the performance by such Selling Securityholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Securityholder, except such as may be required under the Securities Act or by the securities or blue sky laws of various states in connection with the offer and sale of the Stock by the Underwriters.

                   (viii) Such Selling Securityholder has, and on the Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement (with the exception of the Shaw/Renshaw Group) and the Power of Attorney (with the exception of the Shaw/Renshaw Group) and to sell, transfer and deliver in the manner provided in this Agreement the shares of Stock and Warrants to be sold by such Selling Securityholder.

                   (ix) Each of this Agreement, the Custody Agreement (with the exception of the Shaw/Renshaw Group) and the Power of Attorney (with the exception of the Shaw/Renshaw Group) has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of such Selling Securityholder enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by federal or state securities laws and except as enforcement (i) may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally,
     (ii) is subject to general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law or (iii) is subject to the effect of public policy.

            (c) Each member of Shaw/Renshaw Group, severally and not jointly, hereby represents, warrants and covenants that certificates in negotiable form for the shares of Stock and Warrants to be sold by such member of the Shaw/Renshaw Group hereunder shall be delivered to Norwest Bank Minnesota, N.A., as the Company's transfer agent, together with stock powers with signatures guaranteed by an eligible guarantor under a medallion signature guarantee program, authorizing transfer of such Stock and Warrants into such names as the Underwriters shall instruct against payment for such Stock and Warrants on the terms set forth herein. Each member of the Shaw/Renshaw Group agrees that the shares of the Stock and Warrants represented by the certificates to be provided to the Underwriters hereunder are subject to the interests of the several Underwriters and the Company, that the obligations of such Selling Securityholder hereunder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event, if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such Stock and Warrants hereunder, certificates for such Stock and Warrants shall be delivered by a representative of the

Selling Securityholder in accordance with the terms of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred.

     3.  PURCHASE OF THE STOCK AND WARRANTS BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,500,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Outstanding Stock and the Warrants that are net exercisable into the number of shares of Warrant Stock set forth in
Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Principal Stock and the Warrants that are net exercisable into the number of shares of Warrant Stock collectively set forth opposite its name in Schedule I. The price at which each share of Principal Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The price at which each Warrant shall be sold by the Selling Securityholders and purchased by the Underwriters shall be $___ per share of Common Stock which may be acquired on a net exercise basis of such Warrant on the date hereof, using a fair market value per share of Common Stock for the calculation of such net exercise of $____ per share. Each of the Underwriters hereby agrees to exercise each Warrant at the Closing Date (as hereinafter defined) in accordance with the terms of the Warrant on a net exercise basis and the Company shall thereupon immediately issue to such Underwriters such number of shares as are issuable pursuant to the net exercise of the Warrant, subject in each case to such allocation adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of Principal Stock and Warrants which represents the same proportion of the total number of shares of Principal Stock and Warrants, respectively, to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of Underwritten Stock set forth opposite the name of such Underwriter in
Schedule I hereto represents of the total number of shares of Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Principal Stock and Warrants specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock and Warrants agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock and Warrants which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares and portion, the number of shares of the Stock and Warrants which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-
                                                --------  -------
defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock and Warrants exceeds 10% of the total number of shares of the Stock and Warrants which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock and Warrants which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock and Warrants which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to [194,892] shares of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock, and the Selling Securityholders grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of shares of Option Stock set forth opposite the name of each Selling Securityholder in Schedule II at the same price per share as the Underwriters shall pay for the Outstanding Stock. Said options may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in
Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In the event that the Underwriters purchase less than the total number of shares of Option Stock available to be purchased, the number of shares of Option Stock to be sold by each of the Company and the Selling Securityholders shall be a pro rata percentage of the total number of shares of Option Stock each would sell if the Underwriters purchased the total number of shares of Option Stock available to be purchased, adjusted by the Underwriters in such a manner as they deem advisable to avoid fractional shares.

     4.  OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page and under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.  DELIVERY OF AND PAYMENT FOR THE STOCK AND WARRANTS

         (a) Delivery of certificates for the shares of the Underwritten Stock and Warrants and the shares of Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306, at 7:00 a.m., San Francisco time, on the [FOURTH] business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such [FOURTH] business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order; with the exception of the Shaw/Renshaw Group, payment for the Stock and Warrants purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders; and with respect to the Shaw/Renshaw Group, payment for the Stock and Warrants purchased from them shall be made to the individual members of the Shaw/Renshaw Group; in each case by one or more certified or official bank check or checks in next day funds (and the Company and the Selling Securityholders agree not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company, the Custodian or the Shaw/Renshaw Group, as the case may be). Such payment shall be made upon delivery of certificates for the Stock and Warrants to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares and Warrants to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The Company and, with respect to Sections 6(i), (j), (k) and (m) hereof, the Selling Securityholders, severally and not jointly, covenant and agree as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b)   The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any
      --------  -------
general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of three years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company and the Selling Securityholders jointly and severally agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to
(i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares of Stock and Warrants being sold by the Selling Securityholders.

         (j) The Company and the Selling Securityholders jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

         (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the Effective Date, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock. The foregoing sentence shall not apply to: (A) the Stock to be sold to the Underwriters pursuant to this Agreement; (B) shares of Common Stock issued pursuant to currently outstanding warrants, shares of Common Stock issued by the Company upon the exercise of options that are currently outstanding under the option plans of the Company (the "Option Plans"), as described in footnote (3) to the table under the caption "Capitalization" in the Prospectus; and (C) options to purchase Common Stock granted under the Option Plans and shares of Common Stock issuable under the Company's 1996 Employee Stock Purchase Plan, provided that, without the prior
                                             -------------
written consent of Hambrecht & Quist LLC on behalf of the Underwriters, any stock issuable upon the exercise of such additional options under the Option Plans and such additional stock issuable under the 1996 Purchase Plan shall not be saleable during such 180-day period.

         (m) The Selling Securityholders agree that, without the prior written consent of Hambrecht & Quist LLC acting alone or of each of the Representatives acting jointly, the Selling Securityholders will not, for a period of 180 days following the Effective Date, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Stock and Warrants to be sold to the Underwriters pursuant to this Agreement.

         (n) At any time during the 180-day period after the Registration Statement becomes effective, the Company will use its best efforts to enforce the "lock-up" agreements and provisions against any person who is subject to (A) any of the "lock-up" agreements between you and all of the Company's executive officers and directors and the stockholders, warrant holders, debenture holders and optionees of the Company listed on Schedule III hereto, delivered to you before the date hereof, or (B) the "lock-up" provisions imposed in connection with the 1992 Option Plan and 1996 Equity Plan, including but not limited to instructing its transfer agent to refuse to make a transfer of such shares prior to the expiration of such 180-day period.

         (o) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     7.  INDEMNIFICATION AND CONTRIBUTION

         (a)   (i)     Subject to the provisions of paragraph (f) of this
Section 7, the Company and the Selling Securityholders severally and not jointly agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Securityholders severally and not jointly agree to reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a)(i) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a)(i) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof.

               (ii) The indemnity agreements of the Company and the Selling Securityholders contained in paragraph (a)(i) of this Section 7 and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock and Warrants.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter, each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders and each person (including each partner or officer thereof) who controls any Selling Securityholder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock and Warrants.

         (c)   Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified
                              --------  -------
party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the reasonable legal and other expenses of one counsel for the indemnified parties incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, provided that it shall only be responsible for the legal fees and expenses of one counsel.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a)(i) of this Section 7 or under paragraph (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph
(a)(i) of this Section 7 or in paragraph (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock and sale of the Warrants received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) Neither the Company nor the Selling Securityholders, without the prior written consent of each Underwriter, will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The liability of each Selling Securityholder under the indemnity, contribution and reimbursement agreements contained in the provisions of this
Section 7 and of Section 11 hereof and under the representations and warranties contained in Sections 2(b)(iii) and (v) hereof shall be limited to an amount equal to the respective proceeds received by each such Selling Securityholder from the sale to the Underwriters of the Stock in the initial public offering. In addition, no Selling Securityholder shall be liable under the indemnity and reimbursement agreements of Sections 7 and 11 hereof unless and until the Underwriters have made written demand on the Company for payment under such Sections which shall not have been paid by the Company within 60 days after receipt of such demand. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling

Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of
                                        --------  -------
any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock and Warrants shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock and the Warrants hereunder and the validity and form of the certificates representing the Stock and Warrants, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Fenwick & West LLP, counsel for the Underwriters.

         (c) You shall have received from Cooley Godward LLP, counsel for the Company, Blakely, Sokoloff, Taylor & Zafman, patent counsel for the Company, and counsel for each of the Selling Securityholders who are not individual persons, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A, Annex B and Annex C hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

         (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed on behalf of the Company by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
Section 9 are true and correct.

         (f) You shall have received from Coopers & Lybrand LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (i) Prior to the Closing Date, you shall have received from all of the Company's executive officers and directors and the stockholders, warrant holders, debenture holders and optionees of the Company listed on Schedule III hereto, agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the

Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock. The foregoing sentence shall not apply to the Stock and Warrants to be sold by the Selling Securityholders to the Underwriters pursuant to this Agreement.

         (j) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Fenwick & West LLP, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such
                         --------  -------
termination, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to deliver the Stock and the Warrants shall be subject to the conditions that
(a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination
                 --------  -------
the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7, including the penultimate sentence thereof), the Company and the Selling Securityholders hereby severally and not jointly agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is
                --------  -------
ultimately held to be improper, the persons receiving such payments shall promptly refund them with interest thereon at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Bank of America NT & SA, San Francisco, California and
(ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, Attn.: Bruce Crocker (with a copy to the General Counsel); and if to the Company or the Selling Securityholders, shall be mailed, telegraphed or delivered to the Company or the Selling Securityholders at the Company's office, 2381 Rosecrans Avenue, El Segundo, California 90245,
Attn: Edward A. Gavaldon (with a copy to Gregory C. Smith, Esq. at Cooley Godward LLP). All notices given by telegraph shall be promptly confirmed by letter.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock and Warrants under this Agreement; provided, however, that if this Agreement is terminated prior to the
           --------  -------
Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Please sign and return to the Company and the Selling Securityholders the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                PEERLESS SYSTEMS CORPORATION


                                By: ________________________________________
                                    Edward A. Gavaldon
                                    President and Chief Executive Officer

                                SELLING SECURITYHOLDERS:



                                _____________________________________________
                                Attorney-in-Fact (for the Selling
                                Securityholders other than those listed below)



                                _____________________________________________
                                Lauren L. Shaw



                                _____________________________________________
                                Barbara B. Renshaw



                                _____________________________________________
                                Renshaw/Shaw Charitable Remainder Trust



                                _____________________________________________
                                Lauren L. Shaw 1996 Trust



                                _____________________________________________
                                Barbara B. Renshaw 1996 Trust

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
PRUDENTIAL SECURITIES INCORPORATED
WESSELS, ARNOLD & HENDERSON L.L.C.

By Hambrecht & Quist LLC


By: __________________________________
         Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                  SCHEDULE I

                                 UNDERWRITERS

                                                     Underwritten Stock
                                              -------------------------------
                                                                 Number of
                                               Number of         Shares Net
                                               Shares of         Exercisable
                                               Principal         Pursuant to
                                              Stock to be      Warrants to be
                                               Purchased          Purchased
                                              -----------      ---------------
Underwriters
- ------------

Hambrecht & Quist LLC....................
Prudential Securities Incorporated.
Wessels, Arnold & Henderson L.L.C........
                                              ---------            -------
                 Total...................     3,573,125            176,875
                                              =========            =======

                                  SCHEDULE II
                            SELLING SECURITYHOLDERS

                                                                         Underwritten Stock
                                                             --------------------------------------------

                                                                                         Number of
                                                                     Number of           Shares Net           Number of
                                                                     Shares of           Exercisable          Shares of
                                                                    Outstanding          Pursuant to           Option
                                                                 Stock to be Sold        Warrants Sold    Stock to be Sold
                                                                 ----------------        -------------    ----------------
Name of Selling  Securityholder
- -------------------------------
Lauren L. Shaw                                                        65,000                   --                    --

Barbara B. Renshaw                                                    91,666                   --                    --

Lauren L. Shaw and Barbara B. Renshaw                                 27,451               90,703                    --

Lauren L. Shaw 1996 Trust                                                 --                   --                16,259

Barbara B. Renshaw 1996 Trust                                             --                   --                16,259

Renshaw/Shaw Charitable Reminder Trust                               599,888                   --                26,778

Morgan Keegan Merchant Banking Fund, L.P.                             38,095                   --                38,095

Morgan Keegan Merchant Banking Fund II, L.P.                         114,286                   --               114,286

Stephen R. Butterfield                                                37,883                   --                38,117

Thomas B. Ruffolo                                                      5,203                   --                    --

Reginald Cardin                                                        1,836                   --                    --

Steven K. Nelson                                                      23,010                   --                 7,667

Robert F. Hossley                                                     19,801                   --                    --

William Bailey                                                        16,548                   --                 2,333

Comdisco, Inc.                                                            --               58,257                58,256

Silicon Valley Bank                                                       --               17,333                17,332

William S. Wood                                                       10,666                   --                10,666

Bayview Investors                                                     20,187                7,322                    --

Larry Feldman                                                            969                   --                    --

Cary Kimmel                                                              636                   --                    --

First Portland Corporation                                                --                3,260                    --

Edward Gavaldon                                                           --                   --                21,560
                                                                   ---------              -------               -------

        Total                                                      1,073,125              176,875               367,608
                                                                   =========              =======               =======

                                 SCHEDULE III

     Add Venture Associates
     Adobe Ventures L.P.
     Ahl, Douglas
     Bailey, William
     Battery Ventures II, LP
     Bayview Investors
     Braue, Richard
     Brown, Randall
     Brudnicki, Russell
     Butterfield, Stephen
     Capform VII
     Cardin, Reginald
     Carney, Bridgeman
     Central Securities Corporation
     Chen, Gordon
     Chervinsky, Paul
     Chura, David
     Comdisco, Inc.
     Connell, Dermot
     Croff, Doris
     Cunningham, Robert
     Curtis, Alan
     Feldman, Larry
     Ferdinand, Richard
     First Portland Leasing Corp.
     Folden, Rudy
     Fournier, David
     GC&H Partners
     G.P. Investors
     Gaskell, Diana Jean
     Gavaldon, Edward
     Ghaffari, Bahareh
     Glover, Diana
     Gould, Gary
     H&Q Peerless Investors, L.P.
     The Hall Family Trust
     Heidebrecht, J.B.
     Hernandez, Frank
     Horwitz, Alan
     Hossley, Robert
     Ishakian, Varujan
     Jones, Donald
     Kakaris, Aristotelis
     Kane, Gary
     Kimmel, Cary

     Lipman, Mathew
     Maready, Mike
     Morgan Keegan Merchant Banking Fund, L.P.
     Morgan Keegan Merchant Banking Fund II, L.P.
     Nelson, Steven
     Nguyen, Duong
     OSCCO III, L.P.
     Parke, Reyn
     Pham, Jonathan
     Printer, Hoshi
     Pusser, Gordon
     Ramirez, Maria
     Raschka, Chester
     Renshaw, Barbara
     Reymond, Jeffrey
     Rosen, Ph.D, Gary
     Rossi, Susan Mary
     Ruffolo, Thomas
     Salazar, Ray
     Schafer, Steven
     Schmidt, Kenneth
     Schwartz, Steve
     Segel, G.
     Segel, Robert
     Shaw, Lauren
     Sherer, Ronen
     Silicon Valley Bank
     Tarr, Daniel
     Tomassi, Eric
     Tury, James
     Twitchell, Gregory
     Van Petten, H.O.
     Will, Joseph
     WOOD, WILLIAM

                                    ANNEX A
                                    -------

          MATTERS TO BE COVERED IN THE OPINION OF COOLEY GODWARD LLP
                            COUNSEL FOR THE COMPANY

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus;

     (ii) the execution and delivery of the Agreement and Plan of Merger dated as of _________, 1996 (herein called the Merger Agreement) between Peerless Systems Corporation, a California corporation (herein called the California Corporation), and the Company, which effected the reincorporation of the California Corporation under the laws of the State of Delaware on __________, 1996, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company. Each of the California Corporation and the Company had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of the California Corporation and the Company, enforceable in accordance with its terms;

     (iii) the authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, of which there are no shares outstanding, and 30,000,000 shares of Common Stock, $.001 par value, of which there are outstanding _______ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) and the Warrants have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and will be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock or Warrants, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock or Warrants;

     (iv) the Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1, to the knowledge of such counsel, accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plans and the options granted and which may be granted thereunder set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (viii) the Company has full corporate power and corporate authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

     (ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (x) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xii) the Company is not now, and upon the Closing Date, and after application of the net proceeds from the offering as described in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (xiii) the Stock has been duly authorized for listing by the Nasdaq National Market upon official notice of issuance;

     (xiv) the Company is, to such counsel's knowledge, not in violation of its Certificate of Incorporation or Bylaws, or, to such counsel's knowledge, not in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any material agreement or instrument to which the Company is a party or by which any of its properties is bound or affected where such violation or default might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

     (xv) the Custody Agreement between each Selling Securityholder who is an individual (an "Individual Selling Securityholder") and Norwest Bank Minnesota, N.A., as Custodian, and the Power of Attorney referred to in such Custody Agreement, have been duly executed and delivered by or on behalf of each of the Individual Selling Securityholders [other than Lauren L. Shaw and Barbara
B. Renshaw], and the Custody Agreement and the Power of Attorney constitute valid and binding agreements of each such Individual Selling Securityholder in accordance with their terms;

     (xvi) the Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Individual Selling Securityholders, and constitutes a valid and binding agreement of each of the Individual Selling Securityholders, enforceable in accordance with its terms;

     (xvii) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Stock or the Warrants to be sold by such Selling Securityholder thereunder, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xviii) each Individual Selling Securityholder has full legal right and authority to enter into the Underwriting Agreement and to sell, transfer and deliver in the manner provided in the Underwriting Agreement the shares of Stock or the Warrants sold by such Individual Selling Shareholder thereunder; and

     (xix) upon delivery of and payment for the Stock or the Warrants sold by each Individual Selling Securityholder as contemplated in the Underwriting Agreement, the Underwriters will be the owners of such Stock or the Warrants free and clear of any adverse claim, lien, encumbrance, equity or security interest, assuming the Underwriters have purchased such Stock or the Warrants in good faith and without notice of adverse claims.

     In the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in discussions and conferences with officers of the Company and with representatives of its independent public accountants as well as with the Underwriters and their counsel during which successive drafts of the Registration Statement and the Prospectus were reviewed, and such counsel has also reviewed and discussed with various of such persons materials submitted for use in the Registration Statement, the Prospectus and certain other data and information furnished in support of the statements made therein. While such counsel has not independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus, such counsel advises the underwriters that nothing has come to such counsel's attention which would lead such counsel to believe that the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, for the financial statements, schedules and other financial and statistical information derived therefrom, as to which such counsel expresses no view).

                                    ANNEX B
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   MATTERS TO BE COVERED IN THE OPINION OF BLAKELY, SOKOLOFF, TAYLOR & ZAFMAN
                         PATENT COUNSEL FOR THE COMPANY

     Such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof, to the extent such technology is generally related to patent applications prepared and filed by such counsel, and has read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trademarks, service marks or other proprietary information or materials and:

     (i) such counsel has no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to patents, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any patent rights, trademarks, service marks or other proprietary information or materials of any such person or (B) omits to state any material fact relating to patents, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation of which such counsel has knowledge, that is necessary to make the statements therein not misleading;

     (ii) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending (other than routine administrative proceedings of the U.S. Patent and Trademark Office concerning pending patent and trademark applications of the Company) relating to patent rights, trademarks, service marks or other proprietary information or materials of the Company, and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

     (iii) such counsel does not know of any contracts or other documents, relating to governmental regulation affecting the Company or the Company's patents, trademarks, service marks or other proprietary information or materials, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

     (iv) to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trademarks (other than as expressly specified in the Registration Statement), service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge, there are no infringements by others of any of the Company's patents, trademarks, service marks or other proprietary information or materials which in the judgment of such counsel could affect materially the use thereof by the Company; and

     (v) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trademarks (other than as expressly specified in the Registration Statement), service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

                                    ANNEX C
                                    -------

                    MATTERS TO BE COVERED IN THE OPINION OF
             COUNSEL FOR THE NON-INDIVIDUAL SELLING SECURITYHOLDERS

     (i) the Custody Agreement between each Selling Securityholder and Norwest Bank Minnesota, N.A., as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by each of the Selling Securityholders, and the Custody Agreement and the Power of Attorney constitute valid and binding agreements of such Selling Securityholder in accordance with their terms;

     (ii) the Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Securityholders, and constitutes a valid and binding agreement of each of the Selling Securityholders, enforceable in accordance with its terms, and the sale of the Stock and the Warrants to be sold by such Selling Securityholder hereunder and the compliance by such Selling Securityholder with all of the provisions of the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Securityholder is a party or by which such Selling Securityholder is bound or to which any of the property or assets of such Selling Securityholder is subject, nor will such action result in any violation of the provisions of the articles or certificate of incorporation or bylaws of such Selling Securityholder if such Selling Securityholder is a corporation, the Partnership Agreement of such Selling Securityholder if such Selling Securityholder is a partnership or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Securityholder or the property of such Selling Securityholder;

     (iii) To such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Stock and Warrants to be sold by such Selling Securityholder thereunder, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (iv) each Selling Securityholder has full legal right and authority to enter into the Underwriting Agreement and to sell, transfer and deliver in the manner provided in the Underwriting Agreement the shares of Stock and Warrants sold by such Selling Securityholder hereunder; and

     (v) upon delivery of and payment for the Stock and Warrants sold by each Individual Selling Securityholder as contemplated in the Underwriting Agreement, the Underwriters will be the owners of such Stock and Warrants free and clear of any adverse claim, lien, encumbrance, equity or security interest, assuming the Underwriters have purchased such Stock and Warrants in good faith and without notice of adverse claims.